EXHIBIT 99.2
                             -------------






                      The Kroger Co. Savings Plan

  Report On Audits Of Financial Statements And Supplemental Schedules

         For The Years Ended December 31, 1996, 1995 and 1994

                      The Kroger Co. Savings Plan
                     Index To Financial Statements
                           December 31, 1996



Report of Independent Accountants

Statement of Net Assets Available
  For Plan Benefits at December 31, 1996

Statement of Net Assets Available
  For Plan Benefits at December 31, 1995

Statement of Changes in Net Assets
  Available For Plan Benefits for
  the year ended December 31, 1996

Statement of Changes in Net Assets
  Available For Plan Benefits for
  the year ended December 31, 1995

Statement of Changes in Net Assets
  Available For Plan Benefits for
  the year ended December 31, 1994

Notes to Financial Statements

Item 27a - Schedule of Assets Held for Investment
           Purposes at December 31, 1996

Item 27d - Schedule of Reportable Transactions for the year ended
           December 31, 1996

                   Report of Independent Accountants
                  ----------------------------------

To the Administrative Committee of The Kroger Co. Savings Plan

We have audited the accompanying statements of net assets available for plan benefits of The Kroger Co. Savings Plan as of December 31, 1996 and 1995, and the related statements of changes in net assets available for plan benefits for the years ended December 31, 1996, 1995 and 1994. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of The Kroger Co. Savings Plan as of December 31, 1996 and 1995, and the changes in net assets available for plan benefits for the years ended December 31, 1996, 1995, and 1994 in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statement of net assets available for plan benefits and the statement of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


(Coopers & Lybrand L.L.C.)
Coopers & Lybrand L.L.C.
Cincinnati, Ohio
April 11, 1997

                                                      THE KROGER CO. SAVINGS PLAN
                                          STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                                          at December 31, 1996
                                                       (In thousands of dollars)
                                                           ------------------

                                                                 1996
                                -------------------------------------------------------------------------------------------------
                                          MERRILL
                                          LYNCH   MERRILL MERRILL     AMERICAN
                                EMPLOYER  EQUITY  LYNCH   LYNCH       CAPITAL                                  TEMPORARY
                                STOCK     INDEX   BASIC   GLOBAL      EMERGING TEMPLETON  FIXED   PARTICIPANT  INVESTMENT
ASSETS                          FUND      TRUST   VALUE   ALLOCATION  GROWTH   FOREIGN    INCOME  LOANS        FUND       TOTAL
                                --------  ------  ------- ----------  -------- ---------- ------  -----------  ---------- -------
Investments:
  The Kroger Co. common shares
     (Cost - $221,481)          $657,814                                                                                  $657,814
  Contracts with insurance
     companies (stated at
     contract value)                                                                       $99,722                          99,722
  Mutual funds (cost - $48,972)                   $14,173 $8,747      $18,540  $11,243                                      52,703
  Collective investment trust
     (cost - $45,015)                     $68,007                                                                           68,007
  Participant loans                                                                                 $16,663                 16,663
  Temporary cash investments                                                                20,261                $1,317    21,578
                                --------  ------- ------- ------      -------  -------     -------  -------       ------   -------
    Total investments            657,814   68,007  14,173  8,747       18,540   11,243     119,983   16,663        1,317   916,487


Receivables:
  Employee contributions           1,379      243      68     45          105       52         357                           2,249
  Employer contributions           2,783                                                                                     2,783
  Interest and dividends                                                                                             180       180

                                 -------   ------  ------  -----      --------  ------    --------  -------        -----   -------
   Total assets                  661,976   68,250  14,241  8,792       18,645   11,295     120,340   16,663        1,497   921,699
                                 -------   ------  ------  -----      --------  ------    --------  -------        -----   -------

LIABILITIES

Payable for administrative
  fees                                                                                                               119       119
                                 -------   ------  ------  -----       -------  ------    --------  -------        -----   -------
    Total liabilities                                                                                                119       119
                                 -------   ------  ------  -----       -------  ------    --------  -------        -----   -------

Net assets available for
  plan benefits                 $661,976  $68,250 $14,241 $8,792      $18,645  $11,295    $120,340  $16,663       $1,378  $921,580
                                ========  ======= ======= ======      =======  =======    ========  =======       ======  ========



                The accompanying notes are an integral
                   part of the financial statements.

                                                      THE KROGER CO. SAVINGS PLAN
                                          STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                                          at December 31, 1995
                                                       (In thousands of dollars)
                                                           ------------------

                                                                 1995
                                -------------------------------------------------------------------------------------------------
                                          MERRILL
                                          LYNCH   MERRILL MERRILL     AMERICAN
                                EMPLOYER  EQUITY  LYNCH   LYNCH       CAPITAL                                  TEMPORARY
                                STOCK     INDEX   BASIC   GLOBAL      EMERGING TEMPLETON  FIXED   PARTICIPANT  INVESTMENT
ASSETS                          FUND      TRUST   VALUE   ALLOCATION  GROWTH   FOREIGN    INCOME  LOANS        FUND       TOTAL
                                --------  ------  ------- ----------  -------- ---------- ------  -----------  ---------- -------
Investments:
  The Kroger Co. common shares
     (Cost - $198,005)          $540,548                                                                                  $540,548
  Contracts with insurance
     companies (stated at
     contract value)                                                                       $83,352                          83,352
  Mutual funds (cost - $25,248)                   $6,926   $5,012     $8,127   $6,423                                       26,488
  Collective investment trust
     (cost - $38,162)                     $50,818                                                                           50,818
  Temporary cash investments
    and loans to participants                                                               21,701    $12,735     $380      34,816
                                --------  ------- ------   ------     ------   ------      -------    -------     ----    --------
    Total investments            540,548   50,818  6,926    5,012      8,127    6,423      105,053     12,735      380     736,022


Receivables:
   Employee contributions          1,204      233     45       33         58       43          369                           1,985
  Employer contributions           6,080                                                                                     6,080
  Interest and dividends                                                                                           107         107
                                --------  ------- ------  -------    -------   ------      -------    -------     ----    --------
    Total assets                 547,832   51,051  6,971    5,045      8,185    6,466      105,422     12,735      487     744,194
                                --------  ------- ------  -------    -------   ------      -------    -------     ----    --------

LIABILITIES

Payable for administrative
  fees                                                                                                             324         324
                                --------  ------- ------  -------    -------   ------      -------    -------     ----    --------
    Total liabilities                                                                                              324         324
                                --------  ------- ------  -------    -------   ------      -------    -------     ----    --------

Net assets available for
  plan benefits                 $547,832  $51,051 $6,971   $5,045     $8,185   $6,466      $105,422   $12,735     $163    $743,870
                                ========  ======= ======   ======     ======   ======      ========   =======     ====    ========



                The accompanying notes are an integral
                   part of the financial statements.

                                                      THE KROGER CO. SAVINGS PLAN
                                     STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                                  for the year ended December 31, 1996
                                                       (In thousands of dollars)
                                                           ------------------
                                                                 1996
                                ------------------------------------------------------------------------------------------------
                                          MERRILL
                                          LYNCH   MERRILL MERRILL     AMERICAN
                                EMPLOYER  EQUITY  LYNCH   LYNCH       CAPITAL                                  TEMPORARY
                                STOCK     INDEX   BASIC   GLOBAL      EMERGING TEMPLETON  FIXED   PARTICIPANT  INVESTMENT
                                FUND      TRUST   VALUE   ALLOCATION  GROWTH   FOREIGN    INCOME  LOANS        FUND       TOTAL
                                --------  ------  ------- ----------  -------- ---------- ------  -----------  ---------- -------
Employee contributions          $ 29,640  $ 5,846 $1,568  $  985      $2,002   $1,166     $ 9,601                         $ 50,808
Employer contributions             2,783                                                                                     2,783
Transfer from (to) other funds   (30,760)   1,669  4,155   2,076       7,006    2,355       8,087     $ 4,520      $892
                                --------- ------- ------  ------      ------   ------     -------     -------    -------- --------
Total contributions
      and transfers                1,663    7,515   5,723  3,061       9,008    3,521      17,688       4,520      892      53,591


Investment income:
  Dividends                                           878    804         788      436                                        2,906
  Interest                           945      145      21     13          28       19       7,438                    72      8,681
  Net appreciation               129,136   12,071     861    193       1,001    1,015                                      144,277
                                 -------   ------   ------ -----      ------    ------     -------      ------     -----   -------
    Total additions              131,744   19,731   7,483  4,071      10,825    4,991      25,126       4,520       964    209,455
                                 --------  -------  ------ -----      ------    ------     -------      ------     -----   -------

Distributions to participants     17,578    2,531     213    324         365      162       9,633         592       101     31,499
   Administrative expenses            22        1       0      0           0        0         575                  (352)       246
                                 --------  -------  ------ -----      ------    ------     -------      ------      -----  --------
    Total deductions              17,600    2,532     213    324         365      162      10,208         592      (251)    31,745
                                 --------  -------  ------ ------     ------    ------     -------      ------      -----  --------

    Net increase                 114,144   17,199   7,270  3,747      10,460    4,829      14,918       3,928     1,215    177,710
Net assets available for
    plan benefits:
  Beginning of year              547,832   51,051   6,971  5,045       8,185    6,466     105,422      12,735       163    743,870
                                 -------   ------   -----  -----      ------    -----     -------      ------      -----    -------
  End of year                   $661,976  $68,250 $14,241 $8,792     $18,645  $11,295    $120,340     $16,663    $1,378   $921,580
                                ========  ======= ======= ======     =======  =======    ========     =======     ======  ========



                The accompanying notes are an integral
                   part of the financial statements.

                                                      THE KROGER CO. SAVINGS PLAN
                                     STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                                  for the year ended December 31, 1996
                                                       (In thousands of dollars)
                                                           ------------------
                                                                 1995
                                          MERRILL
                                          LYNCH   MERRILL MERRILL     AMERICAN
                                EMPLOYER  EQUITY  LYNCH   LYNCH       CAPITAL                                  TEMPORARY
                                STOCK     INDEX   BASIC   GLOBAL      EMERGING TEMPLETON  FIXED   PARTICIPANT  INVESTMENT
                                FUND      TRUST   VALUE   ALLOCATION  GROWTH   FOREIGN    INCOME  LOANS        FUND       TOTAL
                                --------  ------  ------- ----------  -------- ---------- ------  -----------  ---------- -------
Employee contributions          $ 24,177  $ 5,212 $  780     $  657   $  932   $  865     $ 9,587                         $ 42,210
Employer contributions             6,080                                                                                     6,080
Transfer from (to) other funds   (29,677)     953  3,105      1,239    3,489    1,572      15,223    $ 3,945        $151
                                --------- ------- ------     ------   ------   ------     -------    -------        ----  --------
    Total contributions
      and transfers                  580    6,165  3,885      1,896    4,421    2,437      24,810      3,945         151    48,290


Investment income:
  Dividends                                          264        387      721      373                                        1,745
  Interest                           577       87      7          7        9       12       6,334                     74     7,107
  Net appreciation               194,359   12,945    773        343      796      131                                      209,347
                                --------   ------  -----     ------    -----   ------      ------     ------       -----  --------
    Total additions              195,516   19,197  4,929      2,633    5,947    2,953      31,144      3,945         225   266,489
                                --------   ------  -----     ------    -----   ------      ------     ------       -----  --------

Distributions to participants     13,924    1,226     35         60      108       61       5,939        334        (209)   21,478
Administrative expenses              103       23      2          2        2        2         195                    184       513
                                --------   ------  -----     ------    -----   ------       -----     ------       ------ --------
    Total deductions              14,027    1,249     37         62      110       63       6,134        334         (25)   21,991
                                --------   ------  -----     ------    -----   ------       -----     ------       ------ --------

    Net increase                 181,489   17,948  4,892      2,571    5,837    2,890      25,010      3,611         250   244,498
Net assets available for
    plan benefits:
  Beginning of year              366,343   33,103  2,079      2,474    2,348    3,576      80,412      9,124         (87)  499,372
                                 -------   ------  -----     ------    -----    -----      ------     ------       ------  -------
  End of year                   $547,832  $51,051 $6,971     $5,045   $8,185   $6,466    $105,422    $12,735        $163  $743,870
                                ========  ======= ======     ======   ======   ======    ========    =======        ====  ========

                The accompanying notes are an integral
                   part of the financial statements.

                                                      THE KROGER CO. SAVINGS PLAN
                                     STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                                  for the year ended December 31, 1994
                                                       (In thousands of dollars)
                                                            ----------------

                                                                  1994
                                ------------------------------------------------------------------------------------------------

                                        MERRILL
                                        LYNCH   MERRILL MERRILL    AMERICAN
                               EMPLOYER EQUITY  LYNCH   LYNCH      CAPITAL                                          TEMPORARY
                               STOCK    INDEX   BASIC   GLOBAL     EMERGING TEMPLETON FIXED  MELLON     PARTICIPANT INVESTMENT
ASSETS                         FUND     TRUST   VALUE   ALLOCATION GROWTH   FOREIGN   INCOME EQUITY     LOANS       FUND       TOTAL
                               -------- ------  ------- ---------- -------- --------- ------ -------    ----------  -------  -------
Employee contributions         $ 21,972 $ 5,846 $  271  $  314     $  355   $  373    $ 9,807                       $  (532) $38,406
Employer contributions            6,684                                                                                        6,684
Transfer from (to) other funds  (11,554) 28,186  1,795   2,238      2,013    3,283      3,014 $(32,266) $9,905       (6,614)
                               -------- ------- ------  ------     ------   ------    ------- --------- ------      -------  -------
 Total contributions
      and transfers              17,102  34,032  2,066   2,552      2,368    3,656      12,821  (32,266) 9,905       (7,146)  45,090

Investment income (loss):
  Dividends                                        108     133         60      223                                               524
  Interest                          381      65      2       3          3         4      4,885                          31     5,374
  Net appreciation
  (depreciation)                 59,151     224    (88)   (208)       (72)     (303)                                          58,704
                                 ------  ------  ------  ------     ------   -------    ------  ------- ------      -------  -------
    Total additions(deductions)  76,634  34,321  2,088   2,480      2,359     3,580     17,706  (32,266) 9,905      (7,115)  109,692
                                 ------  ------  ------  ------     ------   -------    ------  ------- ------       ------  -------

Distributions to participants    10,897   1,185      9       6         11         4      3,565             781       1,127    17,585
Administrative expenses              78      33                                            141                         298       550
                                 ------  ------  ------  ------     ------   -------    ------  ------- ------       ------   ------
    Total deductions             10,975   1,218      9       6         11         4      3,706             781       1,425    18,135
                                 ------  ------  ------  ------     ------   -------    ------  ------- ------       ------   ------

    Net increase(decrease)       65,659  33,103  2,079   2,474      2,348     3,576     14,000  (32,266) 9,124      (8,540)   91,557
Net assets available for
    plan benefits:
  Beginning of year             300,684                                                 66,412   32,266              8,453   407,815
                                -------  ------  ------  ------     ------   -------    ------  -------- ------      ------  -------
  End of year                  $366,343 $33,103  $2,079 $2,474     $2,348    $3,576    $80,412       $0 $9,124       $ (87) $499,372
                               ======== =======  ====== =======    =======   =======   =======  ======= =======      ======  =======



                The accompanying notes are an integral
                   part of the financial statements.

                      THE KROGER CO. SAVINGS PLAN
                     NOTES TO FINANCIAL STATEMENTS
                         ---------------------

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     ------------------------------------------
     The following describes the significant policies followed in the preparation of these financial statements.

     INVESTMENTS VALUATION
     ---------------------
     Investments in equity securities, mutual funds and collective trusts are valued at fair value (quoted market prices where available) or estimated fair values. Investment contracts are valued at contract value (cost plus accrued interest).

     In 1995, the Plan adopted the American Institute of Certified Public Accountants Statement of Position (SOP) 94-4 "Reporting of Investment Contracts Held by Health and Welfare Benefit Plans and Defined Contribution Pension Plans". SOP 94-4 requires that investment contracts that are fully benefit-responsive be stated at contract value and all other investment contracts be stated at fair value. The adoption of SOP 94-4 did not have a material effect on the financial position of the Plan.

     PERVASIVENESS OF ESTIMATES
     --------------------------
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of net assets available for plan benefits as of the date of the Plan's financial statements and the reported changes in net assets available for plan benefits during the reporting period. Actual results could differ from those estimates.

     OTHER
     -----
     Purchases and sales of securities are reflected on a trade date basis. Gain or loss on sales of securities are based on average cost.

     Dividend income is recorded on the ex-dividend date. Income from other investments is recorded as earned on an accrual basis.
     The plan presents in the statement of changes in net assets available for plan benefits the net appreciation or depreciation in the fair value of its investments which consists of the realized gains or losses and the unrealized appreciation or depreciation on those investments.

     Participants may borrow from their fund accounts a minimum of $1,000 up to a maximum equal to the lowest of: a) account balance less $2,500; b) 50% of account balance; c) $50,000 less the highest outstanding loan balance over the last 12 months. Loan transactions are treated as a transfer from the investment fund to the Participant Loan Fund. Loan terms range from 1-4 years or up to 6 years for the purchase of a primary residence. The loans are secured by the balance in the participant's account and bear interest at a rate of Prime plus .5%. The rate is changed quarterly and the Prime rate used for a quarter is the Prime rate on the last business day of the previous quarter. Principal and interest are paid through periodic payroll deductions.

2.   PLAN DESCRIPTION
     ----------------
     The Plan provides for eligible employees of The Kroger Co. and subsidiaries (the "Company") to redirect a portion of their salary, up to limits defined in the Plan, to the seven investment funds of the Plan at any time.

     Employee contributions to the Plan are limited to the lower of $9,500 or 15% (6% if the participant is a highly compensated employee as defined by the Internal Revenue Service) of the employee's annual compensation during the period in which they are a participant in the Plan, subject to Internal Revenue Service Code limitations.

     At the end of each year, the Company makes a basic matching contribution into the Employer Stock Fund equal to ten percent (10%) of the salary directed by participants to the Employer Stock Fund during the year. A supplemental matching contribution is allocated in proportion to salary directed to all investment funds. The supplemental contribution is based on the annual financial results of the Company and determined annually by the Board of Directors. The supplemental contribution ranges from none to twenty percent (20%) of participant contributors.

     In 1996, the Company made a matching contribution but did not make a supplemental contribution. In 1995 and 1994, the Company made both a basic matching contribution and a supplemental matching contribution.

     Each participant's account is credited with the participant's contribution and an allocation of the Company's matching contribution, Plan earnings, and other adjustments as defined in the Plan. Allocations are based on participant earnings or account balances as defined. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

     Further information about the Plan, including vesting, allocation and benefit provisions, and employer and employee contributions is contained in the Plan, and Plan amendments. Copies of these documents are available from the Company's Personnel Department.

3.   INVESTMENT CONTRACTS
     --------------------
     The Plan's Fixed Income Fund contains various investment contracts which are fully benefit-responsive. A fully benefit-responsive investment provides a liquidity guarantee by a financially responsible third party of principal and previously accrued interest for liquidations, transfers, loans, or withdrawals initiated by plan participants under the terms of the ongoing Plan. Certain employer initiated events (i.e., lay-offs, mergers, bankruptcy, plan termination) are not eligible for the liquidity guarantee.

     The following information is presented in the aggregate for the investment contracts:

                                              1996             1995
                                          -----------       ----------
          Fair value                      100,694,871       87,186,580
          Crediting interest rates       6.0% to 8.9%     6.0% to 9.4%
          Average yield                        6.9%             7.0%

     The crediting interest rates for the investment contracts are based upon the contract rate or a predetermined formula which factors in duration, market value and book value of the investment. Certain of the crediting rates are adjusted quarterly. The minimum crediting interest rate for these investments is zero.

     The fair value of the investment contracts is calculated as the aggregate present value of the underlying cash flows using interest rates quoted for securities with similar duration and credit risk.

4.   TAX STATUS
     -----------
     The Plan obtained its latest determination letter on October 7, 1986, in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the Internal Revenue Code. However, the Plan has been amended since receiving the determination letter. The Plan administrator believes that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

     Participant contributions and earnings of the Plan are not subject to federal income tax until distribution, at which time they are taxable to the recipient.

                                                      THE KROGER CO. SAVINGS PLAN
                                       ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                                          at December 31, 1996
                                                       (In thousands of dollars)
                                                         ----------------------


                                            NUMBER OF
                                            SHARES OR
                                            PRINCIPAL          1996
                                                             ---------
NAME OF ISSUER AND TITLE OF ISSUE            AMOUNT       COST      VALUE
---------------------------------           ---------   --------   --------
     EMPLOYER STOCK FUND
     -------------------
The Kroger Co. common shares            14,146,529 shs. $221,481   $657,814

     MERRILL LYNCH EQUITY INDEX TRUST
     --------------------------------
Collective Investment Trust              1,383,367 shs.   45,015     68,007

     MERRILL LYNCH BASIC VALUE
     -------------------------
Mutual Funds                               457,204 shs.   12,813     14,173

     MERRILL LYNCH GLOBAL ALLOCATION
     -------------------------------
Mutual Funds                               601,172 shs.    8,504      8,747

     AMERICAN CAPITAL EMERGING GROWTH
     --------------------------------
Mutual Funds                               539,739 shs.   17,227     18,540

     TEMPLETON FOREIGN
     -----------------
Mutual Funds                             1,085,273 shs.   10,428     11,243

     FIXED INCOME
     ------------
Investment Contracts                   119,983,320 shs.   99,722    100,695

     PARTICIPANT LOANS
     -----------------
Loans to Participants                      $16,663        16,663     16,663

Temporary Cash Investments                 $21,578        21,578     21,578
                                                        --------   --------
              Total                                     $453,431   $917,460
                                                        ========   ========

                                                      THE KROGER CO. SAVINGS PLAN
                                             ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
                                                  For the Year Ended December 31, 1996
                                                       (In thousands of dollars)
                                                         ---------------------


                                                                      Expenses
                                                                     incurred in
Transaction                                 # of       # of       connection with                                      Realized
   Type        Security Description        Trans      Shares        transaction         Cost           Proceeds       Gain(Loss)
-----------    --------------------        -----      ------      ---------------    -----------      ----------      ----------
               KROGER COMMON STOCK

BUY            Kroger Co. Common Stock      1020     1,659,446                        66,026,805

SELL           Kroger Co. Common Stock      1256     1,857,702          193,469       40,644,311       75,990,251      35,345,940


               POOLED SEPARATE A/C(GICS)

BUY            Kroger Co. Income Fund       1110    52,197,908                        52,197,908

SELL           Kroger Co. Income Fund       1136    37,267,343                        37,265,594       37,267,343           1,749


               PENDING SETTLEMENT FUNDS

BUY            Pending Settlement Fund       255    64,283,200                        64,283,200

SELL           Pending Settlement Fund       251    63,391,246                        63,391,246       63,391,246               -
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